VEHICLE LEASE SERVICE AGREEMENT

This Vehicle Lease Service Agreement is executed Feb 17, 2012, by and between PENSKE TRUCK LEASING CO., L P, a Delaware limited partnership with an address at P.O. Box 563, Reading, PA 19603-0563 ("Penske"), and Regional Enterprises, Inc. (indicate which) (X) a corporation, ( ) a partnership, a limited liability company under the laws of the State of VA with an address at 410 Water StreetHopewell,VA,23860 ("Customer"), and relates to the vehicle(s) described on the Schedule(s) "A" (the "Vehicle " or "Vehicles") annexed to this Vehicle Lease Service Agreement now or hereafter. As the Vehicles described in a Schedule "A" have been placed into Customer's service, Penske will provide Customer with the specific vehicle number, serial number and in-service date for each such Vehicle. The term "VLSA" means this Vehicle Lease Service Agreement and all Schedules attached hereto.

1. GENERAL; TERM AND EXPIRATION.

a. **Lease and Term.** Penske shall lease the Vehicles to Customer, and Customer shall lease the Vehicles from Penske, subject to the terms of this VLSA. The term of this VLSA for each Vehicle shall begin on the in-service date listed on the in-service documentation provided by Penske ("In-Service Date"), which shall be the date Penske notifies Customer that the Vehicle is available for delivery, and such term shall end on the last day of the calendar month that is the number of months identified in the "Lease Term Mn." column on Schedule "A" from the In-Service Date.

b. **Selection.** Customer has selected each Vehicle, including the accessories, features, and design requirements set forth on the Vehicle's Schedule "S", and has requested that Penske purchase each Vehicle for lease to Customer under this VLSA. Each Vehicle shall be made available to Customer at the Penske service location set forth on Schedule "A". Customer understands that the delivery date of a Vehicle is solely dependent on the manufacturer and Customer accepts that risk. If a Vehicle has been in Customer's service prior to its In-Service Date no Schedule "S" shall be attached. Except as may be agreed to by the parties, Penske shall have no liability or obligation with regard to any third party hardware or software installed in a Vehicle pursuant to its Schedule "S".

c. **Expiration and Return.** Upon expiration or termination of the Vehicle's lease, Customer shall return the Vehicle to the Penske location shown on Schedule "A" in the same condition and appearance as when received, ordinary wear and tear excepted, and shall pay to Penske all outstanding "Lease Charges" (as defined in Article 7.a. below) through the date of return plus (i) all license and registration fees, applicable personal property taxes, and prepaid expenses paid by Penske with respect to the Vehicle, pro-rated to the date of expiration or termination, (ii) the cost of de-identification, re-painting, and returning the Vehicle to daily rental condition in accordance with Penske's established standards, and (iii) a pro-rated portion of any licenses or permits that cannot be used or transferred by Penske. If Customer retains a Vehicle after the expiration of its lease, all the terms of this VLSA shall apply to such hold-over period except that either party may terminate the hold-over lease at any time upon written notice to the other, at which time Customer shall return the Vehicle.

2. PENSKE'S OBLIGATIONS. Penske shall, at its expense, provide with respect to the Vehicles: (a) all preventive maintenance, replacement parts **in accordance with Penske's Fleet Price**, and repairs to keep the Vehicles in good repair and operating condition, (b) oil and lubricants necessary for the efficient operation of the Vehicles, (c) all necessary tires, (d) road service because of mechanical and tire failures, (e) periodic exterior washing, and (f) initial painting and lettering of each Vehicle at a cost not exceeding the per-vehicle allowance specified on its Schedule "A". In the event a Vehicle shall be disabled for any reason, Customer and/or its driver shall immediately notify Penske. If a Vehicle is disabled because of mechanical or tire failure, Penske shall, within a reasonable period of time after receipt of notification, properly repair, or cause the repair of, the Vehicle. Penske shall have no responsibility for any repair or service to a Vehicle away from its facilities unless authorized by Penske and documented by an itemized bill for such repairs or services.

3. CUSTOMER OBLIGATIONS. Customer shall not cause or permit any person other than Penske or persons authorized by Penske to make any repairs to a Vehicle, and shall abide by Penske's directions concerning emergency repairs. Customer will cause its drivers to (a) promptly report any trouble concerning a Vehicle on forms provided by Penske and (b) check oil and coolant levels in each Vehicle on a daily basis. Customer will return each Vehicle to Penske at the service location set forth on its Schedule "A", or as otherwise directed by Penske, for inspection, preventive maintenance, and repair every month at scheduled times as are mutually agreed upon. Should Customer move the base of operation of a Vehicle from the domicile shown on its Schedule "A" or change the nature of a Vehicle's operation as described on its Schedule "A", Penske shall have the right to either make adjustments to the rates to compensate for such changes or terminate this VLSA with respect to the affected Vehicle. Title to the Vehicles shall remain in the name of Penske or its designee. Customer shall, at all times and at its sole cost, keep the Vehicles free and clear from all liens, encumbrances, levies, attachments, or other judicial process from every cause whatsoever (other than a claimant through an act of Penske).

4. SUBSTITUTE, EXTRA AND INTERIM VEHICLES.

a. **Substitute Vehicles.** If a Vehicle is temporarily disabled because of mechanical failure and if such Vehicle's Schedule "A" requires Penske to provide a substitute for such Vehicle ("Substitute"), Penske shall furnish a Substitute in as nearly as practicable the same size and type as the inoperable Vehicle. The Substitute will be provided at no extra charge, except that Customer shall be responsible for paying mileage charges for the Substitute at the same rate as for the disabled Vehicle and the fixed charges for the disabled Vehicle shall not abate. Penske shall not be required to letter, paint, or alter any Substitute. The Substitute shall be furnished to Customer whenever possible at the place at which the original Vehicle was disabled and shall be returned by Customer to the facility from which it was provided or the facility at which the repaired Vehicle is made available, as Penske may designate. Penske shall have no obligation to provide a Substitute if the inoperable Vehicle is out of service: (i) because of damage resulting from collision or upset, or (ii) for preventive maintenance or service, or for service or repairs to equipment for which Penske has no responsibility, or (iii) as a result of Customer's violation of any of the terms of this VLSA.

b. **Extra Vehicles.** At Customer's request, Penske will rent additional vehicles ("Extras") to Customer for temporary use to the extent Penske has available sufficient vehicles of the size and type requested at the Penske facility that services Customer. Penske shall not be required to letter, paint, or alter any Extra. The rental rate to be paid by Customer for the use of an Extra shall be Penske's then prevailing daily rental rate for such vehicles in effect at the location from which the Extra is obtained less fifteen percent (15%), plus all license and registration fees, applicable personal property taxes, and prepaid expenses paid by Penske with respect to the Extra, if not included in such rate. Penske shall have no obligation to provide Extras that are specialized vehicles.

c. **Interim Vehicles.** During the period prior to a Vehicle being made available to Customer, Penske will, at Customer's request, rent an interim vehicle ("Interim") to Customer, if available in as nearly as practicable the same size and type as the leased Vehicle. Penske shall not be required to letter, paint, or alter any Interim. Miles operated by an Interim will not be included in determining whether the leased Vehicle for which the Interim was provided satisfied any mileage guaranty applicable to it. The rental rate to be paid by Customer for the use of an Interim shall be equal to the Lease Charges for the leased Vehicle, plus all license and registration fees, applicable personal property taxes, and prepaid expenses paid by Penske with respect to the Interim. Customer shall immediately return the Interim when Penske makes the leased Vehicle available and, if the Interim is not returned, Penske may, in addition to other remedies under this VLSA, treat such vehicle as an Extra under this VLSA.

d. **Rental Agreements**. Penske may require Customer to execute a rental agreement whenever Customer requests an Extra, Substitute, or Interim. Notwithstanding the execution of a rental agreement, all Extras, Substitutes, and Interims will be considered Vehicles subject to the terms and conditions of this VLSA and not the rental agreement.

5. FUEL.

a. **The Party to Provide Fuel**. If Penske is designated on a Vehicle's Schedule "A" to provide fuel, Penske shall provide Customer fuel for the Vehicle, including refrigeration units, at charges that vary over time from Penske facilities or from facilities participating in the Penske Fuel Stop Program and invoice Customer for the charges and all applicable taxes and fees for the fuel. Customer may also procure fuel from other sources at its own expense. If Customer is past due on payment of any invoices rendered by Penske or if an "Event of Default" (as defined in Article 13.a. below) has occurred, Penske may (in addition to any other remedy under this VLSA) immediately discontinue providing fuel to Customer.

b. **Fuel Cards**. If Penske provides Customer with any fuel cards for the purchase of fuel, Customer shall be fully responsible for all purchases made under such fuel cards, even if made improperly or illegally. Customer shall immediately report lost or stolen fuel cards to Penske. If Customer fails to pay fuel card charges when due, Penske may (in addition to any other remedy under this VLSA) immediately cancel Customer's fuel cards.

6. LICENSES, TAXES, PERMITS AND TOLLS. Penske shall, at its own expense, register and title each Vehicle and pay for any Vehicle inspection fees in the state of registration of such Vehicle for the licensed weight shown on its Schedule "A". Customer shall reimburse Penske for all amounts it pays for licenses, taxes, permits or fees (including but not limited to Federal Highway Use Tax and personal property tax) imposed upon the operation or use of each Vehicle, this VLSA, or the Lease Charges that are (a) not set forth on the Vehicle's Schedule "A" or (b) in excess of the amounts included in the fixed lease charge for such licenses, taxes, permits or fees shown on the Vehicle's Schedule "A". Customer shall provide Penske with all documentation required for Vehicle licensing, taxes and permits. If Penske is designated on a Vehicle's Schedule "A" to provide fuel tax reporting for such Vehicle, Penske shall apply for fuel tax permits for such Vehicle and bill their cost to Customer. Penske shall prepare and file mileage and fuel tax returns, for which Customer shall submit weekly driver trip records, original fuel receipts or invoices, and any other information necessary for the preparation of the fuel tax returns (collectively, "Mileage and Fuel Tax Documents"). The obligation to provide Mileage and Fuel Tax Documents shall apply to all Vehicles, Substitutes, Extras, and Interims. If Customer fails to submit the Mileage and Fuel Tax Documents, Penske may estimate Customer's mileage and fuel tax liability based upon such information as is available to Penske. Penske shall have the right upon 30 days' prior notice to stop providing any of the services set forth in this Article 6. Customer shall be liable for the payment of any and all tolls associated with the use and operation of the Vehicle, and for the payment of any and all fines, fees, costs or expenses related to toll evasion or any other traffic violations.

7. LEASE CHARGES.

a. **Lease Charges**. As used in this VLSA, "Lease Charges" means the fixed lease charges, mileage charges, hourly charges, refrigeration charges, fuel charges, mileage and fuel tax obligations, and any and all other amounts and charges listed on Schedule "A" and/or described elsewhere in this VLSA.

b. **Invoices; Payment**. Customer shall pay Penske all Lease Charges within seven (7) days of the date of Penske's invoice, without deduction or offset. Penske shall (except for fuel charges, which shall be invoiced weekly, and other amounts and charges for which a different invoicing frequency is specified in this VLSA) invoice Customer for Lease Charges on a monthly basis, including the billing of fixed lease charges in advance and refrigeration and mileage charges in arrears. If an Event of Default occurs, Penske may invoice Customer on a weekly basis. Customer shall pay Lease Charges to the location designated by Penske, and all payments shall be made in the form of check, electronic funds transfer or ACH payment; cash or credit cards shall not be accepted for payment. Unless Customer protests the correctness of any invoice within thirty (30) days of its receipt, such invoice shall be presumed to be correct. Unless the parties agree otherwise or unless Customer does not obtain fuel from Penske, Penske will determine the mileage and (if applicable) the refrigeration hours for each Vehicle. If Customer does not obtain fuel from Penske, Customer shall provide mileage readings and (if applicable) refrigeration hour readings for each Vehicle on at least a monthly basis.

c. **Overmileage Charges**. Each Vehicle shall be operated according to the Estimated Annual Mileage/Vehicle ("EAM") as listed on its Schedule "A". If at the expiration or termination of the term of this VLSA for a Vehicle the actual miles operated by such Vehicle exceeds its total EAM for the term by five percent (5%), Customer shall pay Penske $0.10 for each mile over the total EAM for the term, in addition to the mileage charges due under this VLSA.

d. **Excess Refrigeration Charges**. If a Vehicle has a refrigeration unit, such unit shall be operated according to the Estimated Annual Refrigeration Hours/Vehicle ("EARH") as listed on its Schedule "A". If at the expiration or termination of the term of this VLSA for such Vehicle the actual refrigeration hours operated by such Vehicle's refrigeration unit exceeds its total EARH for the term, Customer shall pay Penske $0.50 for each engine running hour, and $0.15 for each standby hour, over the total EARH for the term, in addition to the refrigeration charges per hour due under this VLSA.

e. **Deposit**. Upon the occurrence of an Event of Default and notwithstanding any amendment to this VLSA to the contrary, Customer shall thereafter pay Penske per the terms set forth in this Article 7 and Customer shall, if requested, provide Penske with a deposit against future invoices in an amount equal to not less than the total amount invoiced by Penske in the three (3) months prior to the occurrence of the Event of Default

8. VEHICLE USE AND DRIVERS. From the time a Vehicle is made available to Customer until its return to Penske upon termination or expiration of its lease, Customer shall have exclusive possession, control, and use of such Vehicle. Customer shall not make any alterations to a Vehicle. Vehicles shall be operated by safe, qualified, properly licensed drivers, who shall conclusively be presumed to be Customer's agents, servants or employees only, and subject to Customer's exclusive direction and control. Vehicles shall not be operated: (a) by a driver in possession of or under the influence of alcohol or any controlled drug, substance or narcotic, (b) in a reckless or abusive manner, (c) off an improved road, (d) on an underinflated tire, (e) with insufficient coolant or oil, (f) while improperly loaded or loaded beyond maximum weight shown on the Schedule "A", or (g) in violation of any applicable laws, ordinances, or rules. Customer shall reimburse Penske for any damage or expenses, and shall protect, defend, indemnify and hold Penske and its partners harmless from and against all fines, claims, forfeitures, judgments, seizures, confiscations and penalties, arising out of the failure to adhere to the requirements of the preceding sentence. Customer shall be responsible for all expenses for removing or towing any mired or snowbound Vehicle. If Customer operates a Vehicle with a trailer or other equipment not leased by Penske under this VLSA, Customer warrants that such trailer or other equipment shall be in good operating condition compatible in all respects with the Vehicle with which it is used and in compliance with all applicable laws and regulations, and shall be responsible for all repairs and/or additional maintenance resulting from such use or from any defects in such trailer or equipment. Customer shall not use or permit any Vehicle to be used (x) for the transportation of "hazardous materials" (as defined by regulations promulgated by the United States Department of Transportation), gasoline, or propane, or (y) for any illegal purpose. Customer shall store each Vehicle in a safe location.

9. PHYSICAL DAMAGE AND LIABILITY COVERAGE.

a. **Responsibility for Damage; Insurance**. Customer assumes the risk of loss of, or damage to, all Vehicles from any and every cause whatsoever, notwithstanding Section 2A-219(1) of the UCC, including, but not limited to, casualty, collision, upset, fire, theft, malicious mischief, vandalism, graffiti, glass breakage, and mysterious disappearance, except as otherwise provided in this VLSA. Unless Penske gives written permission to self-insure these obligations, Customer shall at its sole cost procure and maintain an automobile collision and comprehensive insurance policy protecting Penske and its partners against any and all loss or damage to each Vehicle, in form satisfactory to Penske and in an amount equal to the "Depreciated Schedule 'A' Value" (as defined below) of such Vehicle, which policy shall name Penske and/or its assignee as loss payee. "Depreciated Schedule 'A' Value" of a Vehicle means (i) the Original Agreed Value set forth on its Schedule "A" less (ii) the Depreciation Credit per Month set forth on such Schedule "A" multiplied by the number of months elapsed from the Vehicle's In-Service Date to the date as of which the Depreciated Schedule "A" Value is being determined.

b. **Repairs**. All repairs of damage to a Vehicle shall be performed by Penske or its designee. Customer shall pay to repair and restore the Vehicle to good working order (as determined by Penske), and if in Penske's judgment a Vehicle has been lost, stolen, destroyed, or damaged beyond repair, Customer shall pay Penske (i) all Lease Charges accruing to the date of Penske's receipt of payment in full for such Vehicle and (ii) the Depreciated Schedule "A" Value of such Vehicle immediately preceding the casualty occurrence; upon Penske's receipt of such payments, this VLSA shall terminate as to such Vehicle and the Vehicle shall become the property of Customer, as-is, where-is.

c. **Liability Coverage**. Customer shall at its sole cost procure and maintain liability coverage for each Vehicle, protecting Customer and Penske and its partners and their respective agents, servants and employees, in accordance with the standard provisions of a basic automobile liability insurance policy as required in each jurisdiction in which the Vehicle is operated, against liability for bodily injury, including death, and property damage arising out of the ownership, maintenance, use and operation of each Vehicle with limits of at least a combined single limit of One Million Dollars ($1,000,000.00) per occurrence. Such coverage shall be primary and not excess or contributory and shall be in conformity with the motor vehicle minimum financial responsibility laws as respects "Uninsured Motorist", "No-Fault", or other optional coverages. Such coverage shall be endorsed to include Penske as an additional insured and shall be in a form acceptable to Penske.

d. **Certificates of Insurance**. Prior to delivery of any Vehicle, Customer shall deliver to Penske certificates of insurance showing the coverages required pursuant to paragraphs a and c of this Article 9. Each insurer shall agree, by endorsement upon the policy issued by it or by an independent document provided to Penske, that it shall give Penske thirty (30) days' prior written notice of the effective date of any cancellation or material alteration of such policy, and that such notice shall be sent by registered or certified mail postage prepaid, return receipt requested, to Penske Truck Leasing Co., L.P., Route 10-Green Hills, P.O. Box 563, Reading, PA 19603-0563, Attention: Insurance Risk Management Department.

e. **Notification of Accidents**. Customer shall notify Penske as well as Customer's insurance carrier of any loss of, damage to, or accident involving any Vehicle; such notice shall be effected immediately by telephone, and in writing as soon as practical thereafter. Customer shall cooperate fully in the investigation, prosecution, and/or defense of any claim or suit arising out of any such occurrence and shall do nothing to impair or invalidate any applicable liability, physical damage, or cargo coverage.

10. INDEMNIFICATION. FOR LIABILITY IN EXCESS OF THE LIMITS OF THE INSURANCE REQUIRED IN ARTICLE 9 ABOVE, OR IN THE EVENT THERE IS NO INSURANCE COVERAGE OR CUSTOMER FAILS TO PROVIDE A DEFENSE, CUSTOMER SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS PENSKE AND ITS PARTNERS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, AGENTS, SERVANTS, REPRESENTATIVES AND EMPLOYEES FROM ANY AND ALL CLAIMS, SUITS, COSTS, LOSSES, DAMAGES, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) AND LIABILITIES (EVEN IF PENSKE IS CLAIMED TO HAVE BEEN OR IS PROVEN TO BE NEGLIGENT) ARISING FROM: (A) CUSTOMER'S FAILURE TO COMPLY WITH ITS OBLIGATIONS TO GOVERNMENTAL BODIES HAVING JURISDICTION OVER CUSTOMER AND THE VEHICLES, (B) CUSTOMER'S FAILURE TO COMPLY WITH THE TERMS OF THIS VLSA, (C) THE OWNERSHIP, USE, SELECTION, POSSESSION, MAINTENANCE, AND/OR OPERATION OF ANY VEHICLE, (D) ANY LIABILITY IMPOSED UPON OR ASSUMED BY CUSTOMER UNDER ANY WORKER'S COMPENSATION ACT, PLAN OR CONTRACT AND ANY AND ALL INJURIES (INCLUDING DEATH) OR PROPERTY DAMAGE SUSTAINED BY CUSTOMER OR ANY DRIVER, AGENT, SERVANT OR EMPLOYEE OF CUSTOMER, OR (E) LOSS OR DAMAGE INCURRED BY PENSKE FROM CUSTOMER'S USE OF A VEHICLE OR TRAILER NOT OWNED OR INSURED BY PENSKE, REGARDLESS OF PENSKE'S OBLIGATIONS IMPOSED BY THE INSURANCE PROVISIONS OF ANY FEDERAL OR STATE AGENCY. CUSTOMER'S OBLIGATIONS UNDER THIS ARTICLE 10 SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS VLSA.

11. REGULATIONS/RECALLS. If any law, rule, regulation, or manufacturer's recall shall require the modification of any Vehicle or the installation of any additional equipment or accessories, including, but not limited to, anti-pollution and/or safety devices, Customer shall make such Vehicle available and pay Penske for the installation of such equipment or the performance of such modifications, as well as any ongoing maintenance expenses related to such equipment or modifications.

12. FORCE MAJEURE. Neither party shall incur liability to the other party for a failure to perform any obligations under this VLSA (excluding payment and insurance obligations) that is caused by events beyond such party's reasonable control, such as (but not limited to) war, terrorist attack, fire, governmental regulations, acts of God, labor disputes, manufacturer, supplier or transportation shortages or delays, fuel allocation programs, or manufacturer's defects.

13. DEFAULT AND REMEDIES.

a. **Event of Default**. An "Event of Default" shall occur if (i) Customer fails to pay any Lease Charges when due or to maintain any insurance coverage required under this VLSA, or (ii) Customer fails to perform any other term of this VLSA and such failure continues for five (5) days after written notice thereof is sent to Customer, or (iii) Customer or any guarantor of Customer's obligations becomes insolvent, makes a bulk transfer or other transfer of all or substantially all of its assets or makes an assignment for the benefit of creditors, or (iv) Customer or any guarantor of Customer's obligations files or suffers the filing against it of a petition under the Bankruptcy Code or under any other insolvency law or law providing for the relief of debtors, or (v) any representation or warranty made by Customer in this VLSA or in any document furnished to Penske by Customer or any guarantor of Customer's obligations is incorrect in any material respect.

b. **Remedies**. Upon the occurrence of an Event of Default, Penske shall not be required to perform its obligations under this VLSA and may immediately terminate this VLSA and/or proceed by appropriate court action to enforce the terms of this VLSA and/or to recover damages for the breach of any of its terms. In addition, Penske may, with or without terminating this VLSA, with or without demand or notice to Customer, and with or without any court order or process of law, take immediate possession of any or all Vehicles wherever located, without being liable to Customer for damages caused by such taking of possession. If any such Vehicle contains any property belonging to Customer or in Customer's custody or control, Penske is authorized to hold the items for Customer or place them in storage for Customer, at Customer's sole cost and risk of loss or damage. Penske may also, with or without terminating this VLSA, require Customer upon five (5) days' written notice to, at Penske's option, either purchase any or all of the Vehicles or make the "Alternative Payment" as set forth in Article 14.a. below for any or all of the Vehicles, and in addition pay the total of the Lease Charges for all such Vehicles accruing up to the date upon which Customer could have terminated this VLSA under Article 14.a., together with all Lease Charges due and unpaid to the date of Penske's notice to Customer under this paragraph.

c. **Interest; Attorneys' Fees**. Should Customer fail to pay any Lease Charges when due, Customer shall be liable for interest on such delinquent amounts at the rate of one and one-half percent (1.5%) per month or the maximum permissible rate allowed in the jurisdiction in which Customer's principal place of business is located, whichever is lower, from the date on which payment was due until paid. If Penske initiates legal action against Customer as the result of an Event of Default, Penske shall be entitled to reimbursement from Customer of all expenses of collection and reasonable attorneys' fees.

14. TERMINATION PRIVILEGES.

a. **Right to Terminate**. Either party may, upon sixty (60) days' prior written notice to the other, terminate this VLSA as to a Vehicle on any annual anniversary of such Vehicle's In-Service Date. Upon termination by either party, Customer shall, at Penske's option, either (i) purchase the Vehicle as to which the notice has been given (other than a Substitute, Interim, or Extra) at the Vehicle's Depreciated Schedule "A" Value, as is, where is, or (ii) pay Penske the "Alternative Payment" (as defined in the next sentence) for such Vehicle. The "Alternative Payment" shall be the difference, if any, between the Vehicle's Depreciated Schedule "A" Value at the termination date and the Vehicle's "Fair Market Value" ("Fair Market Value" shall be the highest bona fide offer to purchase such Vehicle received by Penske as of the date of termination).

b. Termination Amounts. In addition to paying the purchase price or making the Alternative Payment for a Vehicle, Customer shall also pay all outstanding Lease Charges through and including the date of purchase or date the Alternative Payment is made, together with (i) applicable sales or use taxes, (ii) all license and registration fees, applicable personal property taxes, and prepaid expenses paid by Penske with respect to the Vehicle, pro-rated to the date of termination, (iii) the cost of de-identification, re-painting, and restoring the Vehicle to daily rental condition in accordance with Penske's established standards (including the loss of use of such Vehicle during such restoration), and (iv) a pro-rated portion of any licenses or permits that cannot be used or transferred by Penske (collectively, "Termination Amounts"). Customer shall have no right to exercise any option to terminate this VLSA under this Article if an Event of Default has occurred. No termination of this VLSA by either party shall release Customer of liability for the payment of any sums due Penske or any damages that Penske shall have sustained by reason of Customer's breach thereof.

15. ADJUSTED COST. For each rise or fall of at least one percent (1%) in the Consumer Price Index for All Urban Consumers for the United States published by the United States Department of Labor, Bureau of Labor Statistics ("CPI"), or any successor index designated by Penske, above or below the CPI figure applicable for each leased Vehicle as of the "Effective Date" indicated on its Schedule "A", the Lease Charges for such Vehicle shall be adjusted upward or downward based upon such percentage increase or decrease in the CPI. Seventy-five percent (75%) of the fixed lease charge, one hundred percent (100%) of the basic mileage charge, one hundred percent (100%) of any excess or undermileage charge (per mile), and one hundred percent (100%) of the refrigeration charge, if applicable, shall be subject to adjustment. All increases under this Article shall be cumulative and shall be calculated only on the charges initially shown on the Vehicle's Schedule "A". Adjustments shall be implemented semi-annually on January 1 and July 1. Upon adjustment, the fixed lease charge shall be rounded off to the nearest whole cent and all adjustments in the basic mileage, excess mileage, and undermileage charges shall be rounded off to the nearest tenth of a mil.

16. NON-LIABILITY FOR CONTENTS. Penske shall not be liable for loss of, or damage to, any cargo or other property left, stored, loaded or transported in, upon, or by any Vehicle at any time or place.

17. ASSIGNMENT AND SUBLETTING.
a. By Customer. CUSTOMER SHALL HAVE NO RIGHT TO ASSIGN OR SUBLET THIS VLSA OR THE VEHICLES NOR SHALL CUSTOMER RENT OR LICENSE THE USE OF THE VEHICLES, OR UNDERGO A CHANGE OF CONTROL THAT WOULD OTHERWISE ASSIGN THIS VLSA BY OPERATION OF LAW OR CAUSE OR PERMIT THE VEHICLES TO BE USED BY ANYONE OTHER THAN CUSTOMER OR ITS LEASED DRIVERS, SERVANTS OR EMPLOYEES.

b. By Penske. This VLSA and any Vehicles, rent, or other sums due or to become due hereunder may be assigned or otherwise transferred, either in whole or in part, by Penske, without affecting any obligations of Customer and, in such event, Customer's rights shall be subject to any lien, security interest or assignment given by Penske in connection with the ownership of the Vehicle(s), and the transferee or assignee shall have all of the rights, powers, privileges and remedies of Penske.

18. DISCLAIMER. PENSKE MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR ABSENCE OF ANY MANUFACTURING DEFECTS OF ANY VEHICLE COVERED BY THIS VLSA. PENSKE AND ITS PARTNERS SHALL NOT BE LIABLE FOR LOSS OF CUSTOMER'S PROFITS OR BUSINESS, LOSS OR DAMAGE TO CARGO, LOSS OR DAMAGE RESULTING TO CUSTOMER BY REASON OF DELAY IN DELIVERY OR FAILURE TO DELIVER PRODUCTS OWNED OR TRANSPORTED BY CUSTOMER, DRIVER'S TIME OR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES.

19. MISCELLANEOUS. This VLSA (including all the schedules attached hereto) shall be considered to be a single integrated contract and constitute the entire agreement between the parties regarding the Vehicles. Upon execution by Penske and Customer, this VLSA shall be binding on the respective parties and their legal representatives, successors and assigns and its terms shall not be amended or altered by failure of either party to insist on performance, or failure to exercise any right or privilege, or in any manner unless such amendment or alteration is in writing and signed on behalf of the parties hereto. Time shall be of the essence of this VLSA. No waiver or breach of any covenant or obligation herein shall be construed to be a waiver of the covenant or obligation itself, or any subsequent breach thereof. This VLSA shall supersede any and all proposals or agreements, written or verbal, between the parties, relating to the subject matter hereof and may not be modified, terminated or discharged, except in a writing signed by the party against whom the enforcement of the modification, termination or discharge is sought. Any notice required hereunder shall be sent by certified mail or overnight mail to the address written above (except that notices sent to Penske via overnight courier shall be sent to 2675 Morgantown Road, Reading, PA 19607) or such other address as either party shall furnish and shall be deemed delivered upon deposit in the United States mail or confirmed receipt by the overnight courier. This VLSA is to be interpreted, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania. In the event any of the terms and provisions of this VLSA are in violation of or prohibited by any law, statute, regulation, or ordinance of the United States and/or state or city where the VLSA is applicable, such terms and provisions shall be deemed amended to conform to such law, statute, regulation, or ordinance without invalidating any of the other terms and provisions of this VLSA.

IN WITNESS WHEREOF, the parties have caused this VLSA to be executed by their duly authorized representative as of the date first above written.

PENSKE TRUCK LEASING CO., L.P.		CUSTOMER:	Regional Enterprises, Inc.
Signature:	Frances E. Graeff	Signature:	[signature]
Title :	FRANCES E. GRAEFF MANAGER CONTRACT ADMIN.	Title :	VP/GM
Witnessed Or Attested By:	Ruth Pa[signature]	Witnessed Or Attested By:	[signature]

PENSKE

Vehicle Lease Service Agreement
Schedule "A"

Schedule "A" No	12-01
Date of Preparation	2/16/12
Page	1 of 1

Penske Location: ______________________ City, State and Zip Code: __________________

THIS AMENDMENT is made this 17th day of February, 2012 to the Vehicle Lease Service Agreement dated as of February 17, 2012 (the "VLSA") between PENSKE TRUCK LEASING CO., L.P. ("Penske") and REGIONAL ENTERPRISES, INC. ("Customer").

Intending to be legally bound, the parties agree that the VLSA is amended as follows:

1. Article 1.a. is amended by adding the following to the end thereof:

   "Notwithstanding the foregoing, Penske is ordering Vehicle Numbers ______________ and the anticipated dates that the Vehicles will be ready for delivery to Customer may be different dates, therefore Penske is agreeable, for the purposes of this VLSA, that the Vehicles shall have a common anniversary date based on the In-Service Date of the last Vehicle on the first Schedule 'A' signed hereunder ("Common Anniversary Date") and any future additions to Customer's fleet shall have the same Common Anniversary Date."

2. Article 14 is amended by adding the following to the end thereof as a new paragraph c:

   "**c. Business Downturn**. Notwithstanding the foregoing, in the event Customer suffers a significant documented downturn in business that as a result eliminates Customer's need for one or more of the Vehicles described on Schedule 'A' No.12-01, Customer shall, after the first (1st) anniversary of the Common Anniversary Date, have the one-time option of terminating up to five (5) of such Vehicles, without the obligation to purchase such Vehicle(s) or to make the Alternative Payment with respect thereto, provided: (i) Customer shall provide Penske with written notice not less than 120 days prior to the effective date of termination, documenting the business downturn and setting forth the effected Vehicle(s) as to which this VLSA is to be terminated and the effective date of such termination; (ii) Customer may not exercise this termination right if Customer is then in default under this VLSA or is in default at the time of termination; and (iii) Customer shall not renew, replace, extend or add any like equipment with any vendor in any location during the original term of any terminated Vehicle(s) without first utilizing these Vehicles for those requirements. However, in the event of such termination, Customer shall pay all outstanding Lease Charges through and including the date of termination, together with the amounts described in clauses (ii), (iii), and (iv) of paragraph b of this Article 14."

3. Article 15 is amended by deleting the fourth sentence and replacing it with the following:

   "Adjustments shall be implemented annually on January 1, with the first adjustment on January 1, 2013."

Schedule "A" annexed to and made a part of Vehicle Lease Service Agreement dated February 17, 2012 between REGIONAL ENTERPRISES, INC. and PENSKE TRUCK LEASING CO., L.P. effective on the 28th day of February, 2012.

Addition(s) __________ (Initial) and shall be in addition to any Schedule "A" attached hereto and made a part of said Agreement hereto.

Deletion(s) __________ (Initial) and shall supersede Schedule "A"(s) Number ________ dated __________ attached hereto.

REGIONAL ENTERPRISES, INC.	Signature [signature]	Title VP/GM	Date 17 Feb 12
PENSKE TRUCK LEASING CO., L.P.	Signature Frances E Graeff	Title FRANCES E. GRAEFF MANAGER CONTRACT ADMIN.	Date 2.28.12

wmn/VLSA12/Amend-34T/Regional Enterprises

PENSKE
Truck Leasing

Vehicle Lease Service Agreement Schedule "A"

Schedule "A" No. Permanent
Date of Preparation 2/16/12
Page 1

Penske Location: ______________________ City, State and Zip Code: ______________________

THIS AMENDMENT is made this _______ day of _____________, 2009 to the Vehicle Lease Service Agreement dated as of February 17, 2012 (the "VLSA") between PENSKE TRUCK LEASING CO., L.P. ("PENSKE TRUCK LEASING") and **Regional Enterprises, Inc.** ("CUSTOMER").

The parties agree that the VLSA is amended as follows:

1. Article 8 is amended by adding the following sentence to the end thereof:

   "Notwithstanding the foregoing, Penske consents to the transportation of the below list of "hazardous materials" only, provided Customer is in strict compliance with the provisions of Article 9 of this VLSA:

   Name of Material

   Class 3 Combustible Liquids hauled in tanker quantities and smaller
   Class 8 Corrosive Materials hauled in tanker quantities and smaller

Any proposed change in the class types or transportation modes or containers used by CUSTOMER shall require prior PENSKE TRUCK LEASING review and approval.

2. Article 9c, first sentence, fourth line is amended by deleting the words "One Million Dollars ($1,000,000.00)" and replacing them with the words "Ten Million Dollars ($10,000,000.00)".

Schedule "A" annexed to and made a part of Vehicle Lease Service Agreement dated February 17, 2012 between **REGIONAL ENTERPRISES, INC.** and **PENSKE TRUCK LEASING CO., L.P.**, effective on the 28th day of Feb, 2012

Addition(s) __________ (initial) and shall be in addition to any Schedule "A" attached hereto and made a part of said Agreement hereto.

Deletion(s) __________ (Initial) and shall supercede Schedule "A"(s) Number________ dated ______________ attached hereto.

	Signature	Title	Date
REGIONAL ENTERPRISES, INC.	[signature]	VP/GM	17 Feb 12
PENSKE TRUCK LEASING CO., L.P.	Frances E. Graeff	FRANCES E. GRAEFF MANAGER CONTRACT ADMIN.	2-28-12

PENSKE

Truck Leasing

Vehicle Lease Service Agreement Schedule "A"

Schedule "A" No. ____________

Date of Preparation 2/16/12

Penske Location: ______________________ City, State and Zip Code: ______________________

THIS AMENDMENT is made this 17th day of February, 2012 to the Vehicle Lease Service Agreement dated as of the February ~~6~~ 17th, 2012 (the "VLSA") between PENSKE TRUCK LEASING CO., L.P. ("Penske") and REGIONAL ENTERPRISES, INC. ("Customer").

Intending to be legally bound, the parties agree that the VLSA is amended as follows:

1. Article 7 is amended by adding the new subparagraph e:

"**e.** **Lease Premium for Purchase of Equipment**. Customer desires a Cyntrx (the "On-Board Technology") be installed on the Vehicles described on Unit Numbers ___________. Penske has agreed to acquire such On-Board Technology from a seller or manufacturer for the amount of $542.00 per Vehicle ("Acquisition Price") and have such On-Board Technology installed on the Vehicle(s).

As a result of Penske purchasing the On-Board Technology, Customer agrees to fully repay Penske an increased amount of $7.26 ("Lease Premium"), inclusive of interest, per normal billing cycle during the term and, in addition thereto, agrees as follows:

1. The Lease Premium shall be included within the definition of "Lease Charges" under this VLSA;
2. In the event this VLSA terminates prior to the expected termination date; whether as a result of Customer or Penske default or Customer or Penske election, or otherwise, the unamortized balance of the Payment shall become immediately due and payable to Penske ("Accelerated Payment");
3. Customer shall remain responsible for all repair and maintenance of the On-Board Technology during the term of the VLSA;
4. At the expiration of the lease term and upon final payment to Penske, Customer shall be the owner of the On-Board Technology and Penske agrees to prepare and execute all reasonable documentation to evidence Customer's ownership;
5. Upon expiration of the lease term, Customer shall be responsible, at its sole cost and expense, for the removal of the On-Board Technology from the Vehicle and for any damage to the Vehicle resulting from removal of the On-Board Technology and the On-Board Technology shall be returned to Customer and the Vehicle shall be returned to Penske;
6. The Accelerated Payment shall not be construed as a "penalty" and Customer hereby waives any and all rights, claims or issues that such amount can or should be characterized as a penalty; and
7. In the event Customer (a) files for bankruptcy; (b) is adjudged bankrupt; (c) has a receiver appointed to control or oversee its assets or property; or (d) makes a general assignment for the benefit of creditors and seeks "debtor in possession" or similar status or financing in connection therewith, Customer agrees to pay the Accelerated Payment and any and all other charges payable under the applicable law."

Schedule "A" annexed to and made a part of Vehicle Lease Service Agreement dated 2/17/12 between **REGIONAL ENTERPRISES, INC.** and **PENSKE TRUCK LEASING CO., L.P.** effective on the ___ day of February, 2012.

Addition(s) __________ (Initial) and shall be in addition to any Schedule "A" attached hereto and made a part of said Agreement hereto.

Deletion(s) __________ (Initial) and shall supersede Schedule "A"(s) Number ________ dated ______________ attached hereto.

REGIONAL ENTERPRISES, INC.	Signature	Title	Date
PENSKE TRUCK LEASING CO., L.P.	Signature	Title	Date

PENSKE
Truck Leasing

Vehicle Lease Service Agreement
Schedule "A"

Schedule "A" No. ____________
Date of Preparation 2/16/12

Penske Location: ____________________ City, State and Zip Code: ____________________

2. Article 11, third line, by inserting the words ", if billed," after the word "Penske" and before the word "for".
3. Article 14.a. is amended as follows:
   - First sentence, by deleting the words "sixty (60) days" and replacing them with the words "one hundred twenty (120) days."
   - By adding the following to the end thereof:

     "Notwithstanding anything contained above to the contrary, if Penske terminates this VLSA and Customer is not then in default, Customer shall have the right, but not the obligation to purchase the Vehicles so terminated. However, in the event of such termination, Customer shall pay all outstanding Lease Charges through and including the date of termination, together with the amounts described in clauses (ii), (iii), and (iv) of paragraph b of this Article 14."
4. Article 14.b., first sentence, clause (iii), by inserting the words "Unless Customer purchases such Vehicle from Penske per paragraph a of this Article 14," after the parenthetical "(iii)" and before the word "the."
5. Article 17.a., first sentence, by inserting the following immediately before the first instance of the word "CUSTOMER":

   "WITHOUT THE PRIOR WRITTEN CONSENT OF PENSKE WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD,"

Schedule "A" annexed to and made a part of Vehicle Lease Service Agreement dated 2/17/12 al between **REGIONAL ENTERPRISES, INC.** and **PENSKE TRUCK LEASING CO., L.P.** effective on the 28th day of February, 2012.

Addition(s) ________ (Initial) and shall be in addition to any Schedule "A" attached hereto and made a part of said Agreement hereto.

Deletion(s) ________ (Initial) and shall supersede Schedule "A"(s) Number ________ dated ____________ attached hereto.

REGIONAL ENTERPRISES, INC.	Signature [signature]	Title VP/GM	Date 17Feb12
PENSKE TRUCK LEASING CO., L.P.	Signature Frances E Graeff	Title FRANCES E. GRAEFF MANAGER CONTRACT ADMIN.	Date 2-28-12

PENSKE

Truck Leasing

Vehicle Lease Service Agreement Schedule "A"

Schedule "A" No. ____________

Date of Preparation ____________

Page 1

Penske Location: ______________________ City, State and Zip Code: ______________________

THIS AMENDMENT is made this 17th day of February, 2012 to the Vehicle Lease Service Agreement dated February 17, 2012 (the "VLSA") between PENSKE TRUCK LEASING CO., L.P. ("PENSKE TRUCK LEASING") and Regional Enterprises, Inc. ("CUSTOMER").

The parties agree that the VLSA is amended as follows:

1. The following is added to the end of Article 13:

"Notwithstanding anything contained in the VLSA to the contrary, with respect to all Vehicles currently leased to CUSTOMER under the VLSA or any other agreement, CUSTOMER agrees to pay all invoices on the 20th of the month through an Automated Clearing House ("ACH"). CUSTOMER consents to PENSKE TRUCK LEASING's debiting CUSTOMER's account through the ACH.

If CUSTOMER fails to pay PENSKE TRUCK LEASING in accordance with the provisions of Article 7 of the VLSA, or if CUSTOMER does not meet the payment terms outlined in the preceding paragraph with respect to ACH payments, then such failure shall be considered an "Event of Default" and PENSKE TRUCK LEASING shall be able to pursue all of its remedies as outlined in this Article 13."

Schedule "A" annexed to and made a part of Vehicle Lease Service Agreement dated February 17, 2012 between **Regional Enterprises, Inc.** and **PENSKE TRUCK LEASING CO., L.P.**, effective on the 28th day of Feb, 2012

Addition(s) ________ (initial) and shall be in addition to any Schedule "A" attached hereto and made a part of said Agreement hereto.

Deletion(s) ________ (Initial) and shall supercede Schedule "A"(s) Number________ dated ____________ attached hereto.

	Signature	Title	Date
Regional Enterprises, Inc.	[signature]	VP/GM	17Feb12
PENSKE TRUCK LEASING CO., L.P.	Frances E Graeff	FRANCES E. GRAEFF MANAGER CONTRACT ADMIN.	2-28-12

PENSKE Truck Leasing

Vehicle Lease Service Agreement
Schedule "B"
Deposit Agreement

That certain Vehicle Lease Service Agreement between **Regional Enterprises, Inc.** (hereinafter called "Customer") and Penske Truck Leasing Co., L.P. (hereinafter called "Penske Truck Leasing") dated **02/06/2012** , (hereinafter called "The Lease"), is hereby amended to include this Schedule "B" as a part thereof.

As an inducement to Penske Truck Leasing entering into the Lease, Customer hereby agrees to place on deposit the sum of **Ninety Thousand and 00/100** Dollars ($**90000.00**) receipt of said sum being duly acknowledged upon execution of this Schedule "B". Customer grants and conveys to Penske Truck Leasing a continuing lien and security interest in the deposit.

It is agreed that Penske Truck Leasing shall have the right, at its discretion, without prior demand or notice to Customer, to apply the money on deposit toward the satisfaction of any and all obligations which Customer may have to Penske Truck Leasing including, but not limited to, any and all losses sustained by Penske Truck Leasing as a result of Customer's failure to perform its obligations under the Lease. No modification, termination or cancellation of the Lease shall in any way effect Penske Truck Leasing's right to apply any of the money toward the satisfaction of any of Customer's obligations to Penske Truck Leasing. If the amount of the deposit shall be sufficient to satisfy Customer's obligations to Penske Truck Leasing, the excess, if any, shall be returned to Customer by Penske Truck Leasing. If the amount of the deposit shall be insufficient to satisfy Customer's obligations, Customer shall remain liable for the deficiency and Penske Truck Leasing shall be entitled to exercise all of its rights and remedies at law or in equity.

It is further agreed the deposit is to continue for the life of the Lease, whether or not renewed or modified in any way, and independent of any changes in, or, or to, the vehicle(s) leased to Customer by Penske Truck Leasing. It may be co-mingled with Penske Truck Leasing's general funds and will not bear interest.

IN WITNESS WHEREOF, Customer has hereunto set his hand, or if Customer be a corporation, has caused these presents to be duly executed by its President, Vice President or other official authorized pursuant to a valid resolution adopted at a duly held meeting of the Board of Directors of said corporation, and Penske Truck Leasing has caused these presents to be executed by an officer thereunto duly authorized this 28th day of February, 2012.

PENSKE TRUCK LEASING CO., L.P.		CUSTOMER:	Regional Enterprises, Inc.
Signature:	Frances E. Graeff	Signature:	[signature]
Title :	FRANCES E. GRAEFF MANAGER CONTRACT ADMIN.	Title :	VP/GM
Witnessed or Attested By:		Witnessed or Attested By:	[signature]